EXHIBIT 99.1

Amphenol	News Release

World Headquarters

358 Hall Avenue

P. O. Box 5030

Wallingford, CT 06492-7530

Telephone (203) 265-8900

FOR IMMEDIATE RELEASE

For Further Information:
Diana G. Reardon
Executive Vice President and
Chief Financial Officer
203/265-8630
www.amphenol.com

AMPHENOL ANNOUNCES

SECOND QUARTER 2013 DIVIDEND PAYMENT

Wallingford, Connecticut, April 25, 2013. Amphenol Corporation (NYSE-APH) confirmed today that its Board of Directors approved the second quarter 2013 dividend on its Common Stock in the amount of $.105 per share at its meeting held on April 24, 2013.  The Company will pay this second quarter 2013 dividend on or about July 3, 2013 to shareholders of record as of June 12, 2013.

Amphenol Corporation is one of the world’s largest designers, manufacturers and marketers of electrical, electronic and fiber optic connectors, interconnect systems, antennas and coaxial and high-speed specialty cable.  Amphenol designs, manufactures and assembles its products at facilities in the Americas, Europe, Asia, Australia and Africa and sells its products through its own global sales force, independent representatives and a global network of electronics distributors.  Amphenol has a diversified presence as a leader in high growth areas of the interconnect market including:  Automotive, Broadband Communications, Commercial Aerospace, Industrial, Information Technology and Data Communications, Military, Mobile Devices and Mobile Networks.